Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Units of CSI Compressco LP, dated as of August 3, 2023, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

MERCED CAPITAL, L.P.
By: Series E of Merced Capital Partners, LLC, General Partner
	By:	/s/ Vincent C. Vertin
Vincent C. Vertin
Title: Member

SERIES E OF MERCED CAPITAL PARTNERS, LLC
	By:	/s/ Vincent C. Vertin
Vincent C. Vertin
Title: Member

August 3, 2023